UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta, BKR 9080

(Address of principal executive offices)

356 2713 1276

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported, on December 14, 2020, Esports Entertainment Group, Inc. (the “Company”), via its wholly owned subsidiary, Esport Entertainment (Malta) Limited (“EEL”), entered into an asset purchase agreement (the “Purchase Agreement”), by and among EEL, Lucky Dino Gaming Limited, a company registered in Malta (“Lucky Dino”), and Hiidenkivi Estonia OU, a company registered in Estonia (“HEOU” and, together with Lucky Dino, the “Sellers”) whereby EEL was to purchase and assume from the Sellers substantially all the assets and would assume certain specified liabilities of the Sellers’ business of real money online casino gaming (the “Acquired Business”).

On March 1, 2021, EEL and Sellers, having met all conditions precedent, consummated the closing for the Acquired Business pursuant to the terms of the Purchase Agreement. As consideration for the Acquired Business, the Company paid the Sellers EUR €25,000,000 (US$30,645,000) (the “Purchase Price”).

The Purchase Agreement contains customary representations, warranties, covenants, indemnification and other terms for transactions of this nature.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Purchase Agreement, and such description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On March 1, 2021, the Company issued a press release announcing the consummation of the Purchase Agreement. A copy of the press release is provided as Exhibit 99.3 to this Current Report.

Item 9.01. Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited consolidated financial statements of the Acquired Business as of and for the year ended December 31, 2019, and December 31, 2018, together with the related notes to the consolidated financial statements, are included as Exhibit 99.1 to this Current Report.

The unaudited condensed consolidated financial statements of the Acquired Business as of September 30, 2020 and for the nine months ended September 30, 2020, and September 30, 2019, together with the related unaudited notes to the condensed consolidated financial statements, are included as Exhibit 99.2 to this Current Report.

(b) Pro Forma Financial Information.

Pursuant to Item 9.01(b) of Form 8-K, the Company intends to file the unaudited pro-forma condensed balance sheet as of December 31, 2020, and unaudited pro forma condensed statements of income of the Company as of and for the year ended June 30, 2020, and for the 6 month interim period ended December 31, 2020, together with the related unaudited notes to the combined financial statements, within seventy-one days of the date of this Current Report on Form 8-K is being filed with the Securities and Exchange Commission.

(d) Exhibits

Exhibit No.	Exhibit
10.1#	Asset Purchase Agreement, dated December 14, 2020, by and among Esport Entertainment (Malta) Limited (“EEL”), Lucky Dino Gaming Limited, and Hiidenkivi Estonia OU (incorporated herein by reference to Exhibit 10.1 to that Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2020)
99.1	Audited consolidated financial statements of the Acquired Business as of and for the year ended December 31, 2019, and December 31, 2018, together with the related notes to the condensed consolidated financial statements.
99.2	Unaudited condensed consolidated financial statements of the Acquired Business as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019, together with the related unaudited notes to the condensed consolidated financial statements.
99.3	Press Release dated March 1, 2021

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: March 1, 2021	By:	/s/ Grant Johnson
Grant Johnson
Chief Executive Officer